SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       April 17, 1997 (February 3, 1997)

                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                     0-26102                       04-3196245
(State or other                (Commission                   (IRS Employer
  jurisdiction of              File Number)                 Identification No.)
  incorporation)




                              116 Huntington Avenue
                           Boston, Massachusetts 02116
          (Address of principal executive offices, including zip code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)

Item 7.  Financial Statements and Exhibits

         The financial statements required by Item 7 of this Report are herein provided with respect to the consummation on February 3, 1997 of the transactions contemplated by the Asset Purchase Agreements dated October 10, 1996, between American Radio Systems Corporation, a Delaware corporation (the Company), WWMX-FM Inc. and CBC of Baltimore, Inc. (d/b/a WOCT-FM), both North Carolina corporations, as described in the Company's Form 8-K dated as of February 18, 1997, which is hereby incorporated by reference herein. (Herein referred to as the "Baltimore Acquisition").

         (a) Financial Statements

         The following combined financial statements are filed with this report:

         CBC of Baltimore, Inc. (d/b/a WOCT-FM) and WWMX-FM, Inc. (wholly-owned subsidiaries of Capitol Broadcasting Company, Inc.)

             Report of Independent Accountants.................     Page F-1

             Combined Balance Sheets
             December 31, 1996 and 1995........................     Page F-2

             Combined Statements of Income
             Years ended December 31, 1996 and 1995............     Page F-3

             Combined Statements of Cash Flows
             Years ended December 31, 1996 and 1995............     Page F-4

             Combined Statements of Shareholder's Equity
             Years ended December 31, 1996 and 1995............     Page F-5

             Notes to Combined Financial Statements............     Page F-6

         (b)  Pro Forma Financial Information

         The following unaudited pro forma condensed consolidated financial statements are filed with this report:


             Pro Forma Condensed Consolidated Balance Sheet

             Year ended December 31, 1996......................     Page P-1

             Pro Forma Condensed Consolidated Statement of Operations:

             Year ended December 31, 1996......................     Page P-2

         The pro forma condensed consolidated balance sheet as of December 31, 1996 reflects the financial position of the Company after giving effect to the Baltimore Acquisition as if it took place on December 31, 1996. The pro forma condensed consolidated statement of operations for the year ended December 31, 1996 assumes that the Baltimore Acquisition occurred on January 1, 1996 and is based on the operations of the Company for the year ended December 31, 1996. The unaudited pro forma condensed consolidated financial statements have been prepared by the Company based on certain assumptions and are presented herein for illustrative purposes only and are not necessarily indicative of the future results of operations of the Company, or results of operations of the Company that would have occurred had the transactions occurred on the date specified or for the periods presented, nor are they indicative of the Company's future results of operations.

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements and notes thereto.


         (c)  Exhibits


         Exhibit 2.1 - Asset Purchase Agreement, dated as of October 10, 1996, between the Company and CBC of Baltimore, Inc. *

         Exhibit 2.2 - Asset Purchase Agreement, dated as of October 10, 1996, between the Company and WWMX-FM, Inc. **

         Exhibit 23 - Consent of Price Waterhouse LLP


         * Filed as Exhibit 10.85 to the Company's Report on Form 10-Q for the quarterly period ended September 30, 1996

         ** Filed as Exhibit 10.87 to the Company's Report on Form 10-Q for the quarterly period ended September 30, 1996

                        Report of Independent Accountants




To the Shareholders and Board of Directors of Capitol Broadcasting Company, Inc.


In our opinion, the accompanying combined balance sheet and the related combined statements of income, of cash flows and of shareholder's equity present fairly, in all material respects, the financial position of CBC of Baltimore, Inc. (d/b/a WOCT-FM) and WWMX-FM, Inc. (collectively referred to as the "Stations"), wholly-owned subsidiaries of Capitol Broadcasting Company, Inc. ("Capitol"), at December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Stations' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 8, during February of 1997 Capitol sold certain of the assets of the Stations to an outside party.


Price Waterhouse LLP
Raleigh, North Carolina
April 3, 1997


CBC of Baltimore, Inc.
(d/b/a WOCT-FM) and
WWMX-FM, Inc.
(wholly-owned subsidiaries of Capitol Broadcasting Company, Inc.)
Combined Balance Sheets
December 31, 1996 and 1995

                                                                  1996           1995
                                     Assets

Current assets:
   Cash                                                      $   244,445   $   217,357
   Accounts receivable, less allowance for doubtful
    accounts of $95,338 ($55,717 as of December 31, 1995)      3,388,235     3,588,018
   Prepaid expenses and other assets                              94,764        69,284
                                                             -----------   -----------

      Total current assets                                     3,727,444     3,874,659
                                                             -----------   -----------

Property and equipment, net (Note 3)                           1,113,086     1,360,890
Intangible assets, net (Note 5)                               10,497,229    12,028,389
Affiliate receivables (Note 1)                                 5,037,684     2,274,530
Other assets                                                       7,812         8,830
                                                             -----------   -----------

      Total assets                                           $20,383,255   $19,547,298
                                                             ===========   ===========

                      Liabilities and Shareholder's Equity
Current liabilities:
   Accounts payable                                          $    77,497   $    59,711
   Barter payables, net (Note 2)                                  36,421        97,055
   Accrued compensation expenses                                   3,333       148,786
   Accrued commission expenses                                   138,582       113,097
   Accrued sales and use taxes                                       890        56,114
   Accrued profit sharing                                         66,664       156,145
   Accrued royalties                                              26,894        83,926
   Other accrued expenses                                         24,673        38,687
                                                             -----------   -----------

      Total current liabilities                                  374,954       753,521
                                                             -----------   -----------

Affiliate payables (Note 1)                                      637,306          --
                                                             -----------   -----------

      Total liabilities                                        1,012,260       753,521
                                                             -----------   -----------

Commitments and contingencies (Note 6)                              --            --
                                                             -----------   -----------

Shareholder's equity:-
  Common stock:
      WWMX-FM, Inc. - $10 par value; 1,000 shares
       authorized, issued and outstanding                         10,000        10,000
      CBC of Baltimore, Inc. - $10 par value; 1,000 shares
       authorized, issued and outstanding                         10,000        10,000
      Additional paid-in capital                              11,537,698    11,537,698
      Retained earnings                                        7,813,297     7,236,079
                                                             -----------   -----------

      Total shareholder's equity                              19,370,995    18,793,777
                                                             -----------   -----------

      Total liabilities and shareholder's equity             $20,383,255   $19,547,298
                                                             ===========   ===========


   The accompanying notes are an integral part of these financial statements.


CBC of Baltimore, Inc.
(d/b/a WOCT-FM) and
WWMX-FM, Inc.
(wholly-owned subsidiaries of Capitol Broadcasting Company, Inc.)
Combined Statements of Income
Years Ended December 31, 1996 and 1995

                                                             1996           1995

Net revenues                                             $13,252,709   $12,979,117
                                                         -----------   -----------

Operating expenses excluding loss on sale of operating
properties,  depreciation and amortization, corporate
general and administrative expenses and profit
 sharing expenses                                          8,800,044     8,110,739
Loss on sale of operating properties (Note 4)                   --         756,116
Depreciation and amortization                              1,828,824     1,843,270
Corporate general and administrative expenses (Note 1)     1,943,065     1,310,040
Profit sharing expenses                                      129,759       277,520
                                                         -----------   -----------

      Total operating expenses                            12,701,692    12,297,685
                                                         -----------   -----------

Operating income                                             551,017       681,432

Other nonoperating income, net                                26,201        51,085
                                                         -----------   -----------

Net income                                               $   577,218   $   732,517
                                                         ===========   ===========

Unaudited pro forma data:
   Historical income before income taxes                 $   577,218   $   732,517
   Pro forma provision for income taxes                      311,000       451,569
                                                         -----------   -----------

   Pro forma net income                                  $   266,218   $   280,948
                                                         ===========   ===========


   The accompanying notes are an integral part of these financial statements.

CBC of Baltimore, Inc.
(d/b/a WOCT-FM) and
WWMX-FM, Inc.
(wholly-owned subsidiaries of Capitol Broadcasting Company, Inc.)
Combined Statements of Cash Flows
Years Ended December 31, 1996 and 1995

                                                        1996             1995
Cash flows from operating activities:-
   Net income                                       $   577,218    $   732,517
   Adjustments to reconcile net income
    to net cash provided by operating activities:
      Loss on sale of operating properties                 --          756,116
      Depreciation and amortization                   1,828,824      1,843,270
      Barter (revenue) expense                          (60,634)       114,455
      Change in assets and liabilities:
        Accounts receivable                             199,783     (1,231,061)
        Prepaid expenses and other current assets       (25,480)        31,086
        Other assets                                      1,018          3,903
        Accounts payable                                 17,786       (190,144)
        Accrued compensation expenses                  (145,453)        65,026
        Accrued commission expenses                      25,485         20,116
        Accrued sales and use taxes                     (55,224)        56,114
        Accrued profit sharing                          (89,481)        65,095
        Accrued royalties                               (57,032)        33,926
        Other accrued expenses                          (14,014)        49,300
                                                    -----------    -----------


Cash provided by operating activities                 2,202,796      2,349,719
                                                    -----------    -----------

Cash flows from investing activities:
   Proceeds from sale of property                          --          406,942
   Purchase of property and equipment, net of
    normal retirements                                  (49,860)      (457,490)
                                                    -----------    -----------

Cash used by investing activities                       (49,860)       (50,548)
                                                    -----------    -----------

Cash flows from financing activities:
   Change in amount due from/to affiliates           (2,125,848)    (2,109,533)
                                                    -----------    -----------

Cash used by financing activities                    (2,125,848)    (2,109,533)
                                                    -----------    -----------

Increase in cash                                         27,088        189,638
Cash, beginning of period                               217,357         27,719
                                                    -----------    -----------

Cash, end of period                                 $   244,445    $   217,357
                                                    ===========    ===========


   The accompanying notes are an integral part of these financial statements.


CBC of Baltimore, Inc.
(d/b/a WOCT-FM) and
WWMX-FM, Inc.
(wholly-owned subsidiaries of Capitol Broadcasting Company, Inc.)
Combined Statements of Shareholder's Equity

                                           Additional
                                Common       Paid-in       Retained
                                 Stock       Capital       Earnings       Total

Balance, December 31, 1994   $    20,000   $11,537,698   $ 6,503,562   $18,061,260

   Net income                      --           --           732,517       732,517
                             -----------   -----------   -----------   -----------


Balance, December 31, 1995        20,000    11,537,698     7,236,079    18,793,777

   Net income                      --           --           577,218       577,218
                             -----------   -----------   -----------   -----------


Balance, December 31, 1996   $    20,000   $11,537,698   $ 7,813,297   $19,370,995
                             ===========   ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

CBC of Baltimore, Inc.
(d/b/a WOCT-FM) and
WWMX-FM, Inc.
(wholly-owned subsidiaries of Capitol Broadcasting Company, Inc.)
Years Ended December 31, 1996 and 1995
Notes to Combined Financial Statements


1.    Basis of Presentation
      The accompanying combined financial statements include the operations of two radio stations, CBC of Baltimore, Inc. (d/b/a WOCT-FM) and WWMX-FM, Inc. (collectively referred to as the "Stations"). The Stations are wholly-owned by Capitol Broadcasting Company, Inc. ("Capitol") (Note 8).

      The Stations were operated by Capitol through October 1996 and by American Radio Systems Corporation ("American") during the last two months of 1996 under a Time Brokerage Agreement ("TBA") with Capitol. A TBA is sometimes used synonymously with a Local Marketing Agreement ("LMA").

      The combined financial statements have been prepared as if the Stations had been independent stand-alone entities for the periods presented. Such combined financial statements include the combined revenues and expenses of the Stations. All transactions between the Stations included in the combined financial statements have been eliminated.

      Related Party Transactions
      The TBA referred to above allowed American to program and market the Stations since November 1, 1996 for a monthly fee of $416,666. Total LMA payments of $833,332 in 1996 have been excluded from "net revenues" and "operating expenses excluding..." on the 1996 combined statement of income as the payments were made within the same legal entities which comprise the Stations. The TBA was terminated upon consummation of the acquisition of the Stations by American (Note 8).

      Corporate general and administrative expense consists of corporate overhead costs not directly allocable to any of Capitol's or American's individual broadcast properties or other subsidiaries. Such expenses, including corporate level salaries, legal, accounting and other expenses, have been allocated based on management's estimate of the portion of time devoted to the Stations' operations. During 1996, Capitol's allocation for the first ten months of the year was $1,881,380 while American's allocation for the last two months of the year was $61,685. During 1995, the $1,310,040 allocation related solely to Capitol.

      Certain assets of the Stations are included in the collateral pool that serves as security for certain debt of Capitol; however, no interest expense is charged to the Stations. The Stations have an intercompany receivable balance with Capitol and affiliates of $5,037,684 and an intercompany payable balance with American and affiliates of $637,306 at December 31, 1996. At December 31, 1995 the intercompany receivable balance of $2,274,530 related solely to Capitol and affiliates.

      Substantially all of the Stations' employees were covered by a Capitol profit sharing plan through October 1996 but were not covered by such a plan during the last two months of 1996. The Stations funded and charged to operations the current profit sharing costs which were based on a percentage, as determined annually by Capitol's Board of Directors, of participant compensation.

      Management of Capitol and American believe that the methods used to allocate related party charges are reasonable.

CBC of Baltimore, Inc.
(d/b/a WOCT-FM) and
WWMX-FM, Inc.
(wholly-owned subsidiaries of Capitol Broadcasting Company, Inc.)
Years Ended December 31, 1996 and 1995
Notes to Combined Financial Statements


      Unaudited Pro Forma Information
      The Stations do not have a tax sharing agreement with Capitol and do not reflect income tax expense in their accounts. The pro forma income tax provisions for the years ended December 31, 1996 and 1995 were calculated by applying the applicable federal and state tax rates to taxable income derived from the Stations' effect on the Capitol federal return and from the Stations' state tax returns, respectively. Pro forma income tax provisions do not reflect deferred taxation and are based on pre-tax book income adjusted for permanent and temporary differences.

      The pro forma effective tax rates significantly differ from the statutory rates. The pro forma effective tax rates for the years ended December 31, 1996 and 1995 are higher than the statutory rates due primarily to non-deductible goodwill amortization and certain intangible assets being amortized faster for book purposes than tax purposes.

2.    Significant Accounting Policies

      Revenue Recognition
      Advertising   revenues  are   recognized   in  the  period   during  which
      advertisements are broadcast.

      Concentration of Credit Risk
      A significant portion of the Stations' accounts receivable is due from local and national advertising agencies. Such accounts are generally unsecured.

      Barter Transactions
      The Stations barter certain advertising time for various goods and services which are recorded at the estimated fair value of the goods or services received. The related revenue is recognized when the advertisements are broadcast while expenses are recognized as the goods or services are used.

      Barter payables, net consist of the following:

                                                           December 31,
                                                         1996         1995

        Barter payables                              ($ 61,861)   ($ 99,593)
        Barter receivables                              25,440        2,538
                                                     ---------    ---------

           Barter payables, net                      ($ 36,421)   ($ 97,055)
                                                     =========    =========


      Barter transactions were as follows:

                                                     Years Ended December 31,
                                                        1996        1995

        Barter revenues                               $395,773     $323,410
        Barter expenses                               $335,139     $437,865

CBC of Baltimore, Inc.
(d/b/a WOCT-FM) and
WWMX-FM, Inc.
(wholly-owned subsidiaries of Capitol Broadcasting Company, Inc.)
Years Ended December 31, 1996 and 1995
Notes to Combined Financial Statements


      Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Property and Equipment and Intangible Assets
      Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives of the assets which range from 5 to 25 years.

      Intangible assets consist primarily of goodwill, FCC licenses and non compete agreements. Such assets are being amortized on a straight-line basis over their estimated useful lives.

      On an ongoing basis, management evaluates the recoverability of the net carrying value of property and equipment and intangible assets to determine whether there has been a permanent impairment in the value of such assets. Factors considered in the evaluation include cash flows from operations of the Stations.

      In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"). This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets. Effective January 1, 1996, the Stations adopted SFAS 121; this adoption did not have a material effect on the financial position or results of operations of the Stations.

      Reclassifications
      Certain  amounts  in  the  prior  year  financial   statements  have  been
      reclassified to conform to the current year presentation.

3.    Property and Equipment
      Property and equipment consists of the following:

                                                            December 31,
                                                       1996           1995

        Broadcasting equipment                   $  1,914,105    $  1,845,362
        Land, buildings, and improvements             219,568         219,568
        Furniture and other equipment                 577,032         543,610
        Construction in progress                      -                46,145
                                                 ------------    ------------

                                                    2,710,705       2,654,685

      Less - accumulated depreciation              (1,597,619)     (1,293,795)
                                                 ------------    ------------

                                                 $  1,113,086    $  1,360,890
                                                 ============    ============

CBC of Baltimore, Inc.
(d/b/a WOCT-FM) and
WWMX-FM, Inc.
(wholly-owned subsidiaries of Capitol Broadcasting Company, Inc.)
Years Ended December 31, 1996 and 1995
Notes to Combined Financial Statements


4.    Loss on Sale of Operating Properties
      In April 1995, land, building and other property and equipment used in the operation of WOCT-FM were sold to a third party, resulting in a loss of $756,116. This property was sold as a result of a decision to operate WOCT-FM in the same building as WWMX-FM.

5.    Intangible Assets
      Intangible assets consist of the following:

                                   Amortization         December 31,
                                      Period        1996            1995
                                      (Years)

Goodwill                                40    $  9,710,735    $  9,710,735
FCC license                             15       4,480,075       4,480,075
Non compete agreement                    3       3,000,000       3,000,000
Other                                   20          23,000          23,000
                                              ------------    ------------

                                                17,213,810      17,213,810


Less - accumulated amortization                 (6,716,581)     (5,185,421)
                                              ------------    ------------

                                              $ 10,497,229    $ 12,028,389
                                              ============    ============


6.    Commitments and Contingencies

      Operating Leases
      The Stations lease broadcast studios, office space and tower sites. Rent expense for the years ended December 31, 1996 and 1995 was $240,000 and $215,000, respectively. At December 31, 1996, minimum annual payments under noncancelable operating leases were as follows:

        1997                 $  25,000
        1998                     6,000
                             ---------
                             $  31,000
                             =========


      Litigation
      CBC of Baltimore, Inc. has been named the defendant in an employment-related claim. Although the claim seeks substantial damages, legal counsel and management believe that the likelihood of a judgment in an amount that would have a material effect on the Stations' financial position, liquidity and results of operations is remote. Accordingly, no provision has been made in the accompanying financial statements related to this claim.

7.    Fair Value of Financial Instruments
      The carrying amounts of cash, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturity of those instruments. The fair value of affiliate receivables and payables is not readily determinable.

CBC of Baltimore, Inc.
(d/b/a WOCT-FM) and
WWMX-FM, Inc.
(wholly-owned subsidiaries of Capitol Broadcasting Company, Inc.)
Years Ended December 31, 1996 and 1995
Notes to Combined Financial Statements


8.    Subsequent Events
      In February 1997, Capitol sold certain of the assets, including FCC licenses, of CBC of Baltimore, Inc. (d/b/a WOCT-FM) and WWMX-FM, Inc. to American for approximately $90 million in cash. As part of the Asset
      Purchase Agreements, Capitol Broadcasting Company, Inc. has indemnified American for certain liabilities, including the legal claim mentioned in
      Note 6.


                         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                    American Radio Systems Corporation

                                            December 31, 1996
                                              (In thousands)



                                                            Pro Forma
                                         Historical        Adjustments        Pro Forma

ASSETS
Cash and cash equivalents ............   $  10,447                            $  10,447
Accounts receivable, net .............      51,897                               51,897
Other current assets .................       6,973                                6,973
Property and equipment,  net .........      90,247          $   3,000 (a)        93,247
Station investment notes .............      69,920                               69,920
Intangible assets, net ...............     493,260             87,000 (a)       580,260
Deposits and other long-term assets ..      26,064             (4,500)(b)        21,564
Net assets held under exchange
     agreement .......................      47,495                               47,495
                                         ---------          ---------         ---------

         Total .......................   $ 796,303          $  85,500         $ 881,803
                                         =========          =========         =========

LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities, excluding current
     portion of long-term debt .......   $  33,770                            $  33,770
Deferred income taxes ................      33,205                               33,205
Other long-term liabilities ..........       2,149                                2,149
Long-term debt, including current
     portion .........................     330,672          $  85,500 (a)       416,172
Minority interest in subsidiary ......         344                                  344
Stockholders' equity .................     396,163                              396,163
                                         ---------          ---------         ---------
     Total ...........................   $ 796,303          $  85,500         $ 881,803
                                         -========          =========         =========


(a) To reflect the $90.0 million purchase price of the Baltimore Acquisition. The transaction will be accounted for under the purchase method of accounting and includes $85.5 million of additional debt. The financial information reflects preliminary estimates of fair value of property, plant and equipment and intangible assets (primarily FCC licenses) and may change upon final appraisal.

(b) To reflect the use of the escrow deposit paid in 1996 and utilized to finance the purchase price.



                                UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                         STATEMENT OF OPERATIONS

                                    American Radio Systems Corporation

                                       Year Ended December 31, 1996
                                  (In thousands, except per share data)


                                                                Pro Forma               Pro
                                             Historical       Adjustments (a)          Forma


Net revenues .............................   $ 178,019         $  13,252 (e)         $ 191,271
Operating expenses:

    Operating expenses excluding
    depreciation and amortization,
    corporate general and administrative
    expenses and net local marketing
    agreement expenses ...................     120,004             8,800 (e)           128,804

    Net local marketing agreement ........       8,128                                   8,128
    expenses

    Depreciation and amortization ........      17,810             3,780 (b)            21,590
    Corporate general and administrative
    expenses .............................       5,046 (d)                               5,046
                                             ---------          --------             ---------
Operating income .........................      27,031               672                27,703
                                             ---------          --------             ---------
Other (income) expense:
     Interest expense - net ..............      16,762             7,502 (c)            24,264
     Losses on disposal of assets, net ...         308                                     308
                                             ---------          --------             ---------
              Total other (income) expense      17,070             7,502                24,572
                                             ---------          --------             ---------

Income (loss) before income taxes ........       9,961            (6,830)                3,131

Provision (benefit) for income taxes .....       4,826            (3,278) (f)            1,548
                                             ---------          --------             ---------

Net income (loss) ........................       5,135            (3,552)                1,584
     Redeemable preferred stock
     dividends ...........................       4,973                                   4,973
                                             ---------          --------             ---------
Net income (loss) applicable to common
stockholders .............................   $     162          $ (3,552)            $  (3,390)
                                             =========          ========             =========

Net income per common share ..............   $    0.01                               $   (0.17)
                                             =========                               =========
Weighted average common shares
outstanding ..............................      20,510                                  20,510
                                             =========                               =========

    (a)     To reflect the operations of the Baltimore Acquisition.
    (b)     To record estimated depreciation and amortization for the Baltimore Acquisition.  Estimated depreciation and amortization has been determined based on average lives of ten, twenty-five and forty years for property and equipment,
            FCC licenses and goodwill, respectively.
    (c)     To record estimated interest expense on $85.5 million of borrowings at 8.5% for the Baltimore Acquisition.
    (d)     Corporate  expenses of the prior owners have not been carried forward into the pro forma financial  information as those costs  represent the cost of duplicative  facilities and  compensation  to owners and/or  executives not retained by the
            Company.  Because the Company  maintains a separate  corporate  headquarters  which  provides to all  stations  services substantially  similar to those  represented by these costs, they are not expected to recur following  acquisition.  The
            Company  believes  that it has existing  management  capacity  sufficient  to provide such  services  without  incurring incremental costs.
    (e)     Net  revenues  exclude  local  marketing  agreement  revenues of $833 earned by the prior owner under a local  marketing agreement and operating expenses exclude fees of $833 paid by American to the prior owner.
    (f)     To record the tax effect of the pro forma adjustments.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERICAN RADIO SYSTEMS CORPORATION
                                   (Registrant)





                                  By:/s/ Justin D. Benincasa
                                     Justin D. Benincasa
                                     Vice President and Corporate Controller

 Date: April 17, 1997